Exhibit 10.10

AMERICAN ADDICTION CENTERS, INC.

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of June 30, 2014 and entered into by and among AAC Holdings, Inc., a Nevada corporation (“Holdings”), American Addiction Centers, Inc. (formerly known as Forterus, Inc.), a Nevada corporation (“Borrower”), the Lenders party hereto, and Wells Fargo Bank, National Association, as administrative agent and collateral agent for the Lenders (together with its successors and assigns, the “Agent”), and is made with reference to that certain Second Amended and Restated Credit Agreement, dated April 15, 2014 (as modified to the date hereof, “Credit Agreement”), by and among Holdings, Borrower, the Lenders party thereto and the Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, Borrower has requested that the Lenders amend the Credit Agreement to add a Letter of Credit Subfeature to the Line of Credit and make certain other changes as set forth below; and

WHEREAS, Holdings, Borrower, the Lenders and the Agent desire to amend the Credit Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENT TO THE CREDIT AGREEMENT

1.1	Amendment to the Credit Agreement.

A. Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definition in its entirety:

“First Amendment” means the First Amendment to Second Amended and Restated Credit Agreement, dated as of June 30,2014, by and among Holdings, Borrower, the other Loan Parties party thereto, the Agent, L/C Issuer and the Lenders.

“ISP” has the meaning assigned to such term in Annex D.

“L/C Advance” means, with respect to each Line of Credit Lender, such Line of Credit Lender’s payment or participation in any L/C Borrowing in accordance with its pro rata share.

“L/C Borrowing” means an extension of credit resulting from a drawing under the Letter of Credit which has not been reimbursed on the date when made or refinanced as a Line of Credit Loan.

“L/C Issuer” means Wells Fargo in its capacity as issuer of any Letter of Credit hereunder.

“L/C Obligations” means as at any date of determination, the undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings related thereto.

“Letter of Credit” means any standby letter of credit issued by the L/C Issuer under this Agreement, either as originally issued or as the same may be amended, restated, extended, supplemented or otherwise modified.

“Line of Credit Loans” means all Loans advanced to Borrower under the Line of Credit.

“Unreimbursed Amount” has the meaning assigned to such term in Annex D.

1.2	Substitution of Schedules and Exhibits.

A. Section 2.1 of the Credit Agreement is hereby amended by adding the following new clause (e) at the end thereof:

“(e) Letters of Credit.

(i) Letter of Credit Subfeature. As a subfeature under the Line of Credit, (A) the L/C Issuer agrees from time to time during the term of the Line of Credit to issue or cause an affiliate to issue a Letter of Credit for the account of Borrower and (B) the Line of Credit Lenders severally agree to participate in such Letters of Credit, in each case, as further provided in Annex D attached hereto; provided, however, that (x) the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed Three Million Dollars ($3,000,000.00) and (y) the L/C Issuer shall not be obligated to issue any Letter of Credit if as of the date of such issuance, (x) the aggregate outstanding amount of all Line of Credit Loans and the L/C Obligations would exceed the lesser of the Line of Credit or the maximum amount permitted under Section 2.1(b) at such time. The form and substance of each Letter of Credit shall be subject to approval by Agent, in its sole discretion. Each Letter of Credit shall be issued for a term not to exceed three hundred sixty five days (365) days, as designated by Borrower; provided, further, that no Letter of Credit shall have an expiration date subsequent to the maturity date of the Line of Credit. The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for borrowings thereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit agreements, applications and any related documents required by the L/C Issuer in connection with the issuance thereof. Each drawing paid under a Letter of Credit shall be repaid by Borrower in accordance with the terms set forth in Annex D.

(ii) Conditions of Initial Letter of Credit. Prior to the issuance of the first Letter of Credit hereunder, the L/C Issuer shall have received any letter of credit documentation required by the L/C Issuer completed and duly executed by Borrower.”

B. Section 2.4 of the Credit Agreement is hereby amended by adding the following new clause (d) at the end thereof:

“(d) Letter of Credit Fees. Borrower shall pay to the L/C Issuer (i) fees upon the issuance of each Letter of Credit (and each renewal or extension thereof) equal to 0.5% of the face amount thereof, and (ii) fees upon the payment or negotiation of each drawing under any Letter of Credit and fees upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with L/C Issuer’s standard fees and charges then in effect for such activity.”

B. Section 9.6(b) of the Credit Agreement is hereby amended by adding the following at the end thereof:

“; provided, further, that no amendment, waiver or consent which affects the rights or duties of the L/C Issuer under this Agreement or any letter of credit application relating to the Letter of Credit must be in writing and signed by the L/C Issuer.”

1.3	Annex D (Letters of Credit).

The Credit Agreement is hereby further amended by adding there to Annex D (Letters of Credit) in the form of Schedule 1 attached to this Amendment.

1.4	Acknowledgement of Amendments to Credit Agreement.

The parties hereto hereby acknowledge that, under the letter agreement, dated as of June 13, 2014, by and among Holdings, Borrower, the Agent and the Lenders, the Credit Agreement has been amended as follows: (i) Section 5.9(d) of the Credit Agreement has been removed in its entirety from the Credit Agreement and (ii) the definition of “Fixed Charge Coverage Ratio” in Section 5.9(b) of the Credit Agreement has been amended by inserting “and the Existing Term Loan B” at the end of clause (y) thereof immediately after “the Reliant Debt to the extent repaid with the proceeds of the Holdings IPO”.

Section 2. CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective upon the execution of this Amendment by Holdings, Borrower, the Guarantors, the Agent and the Lenders.

Section 3. THE BORROWERS’ REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Holdings and Borrower represent and warrant to each Lender that the following statements are true, correct and complete:

A. Authorization. The execution and delivery by the Loan Parties of this Amendment and the performance by the Loan Parties of their obligations under the Credit Agreement as amended by this Amendment (the “Amended Agreement”) are within the Loan Parties’ powers and have been duly authorized by all necessary action. The Loan Parties have full power and authority to enter into this Amendment and perform the Amended Agreement.

B. No Conflict. The execution and delivery by the Loan Parties of this Amendment and the performance by the Loan Parties of their obligations under the Amended Agreement do not (i) violate any organizational documents of the Loan Parties, if any, (ii) violate any law or regulation or any order, judgment or decree of any court or governmental agency body binding on the Loan Parties, or (iii) result in a breach of or a default under, or result in or require the imposition of a lien pursuant to, any contract binding on the Loan Parties.

C. Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Loan Parties of this Amendment and the performance by the Loan Parties of their obligations under the Amended Agreement.

D. Validity. The Amended Agreement and the other Loan Documents are the binding obligations of the Loan Parties, enforceable in accordance with their respective terms; except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

E. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Article III of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

F. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute a Default or an Event of Default.

Section 4. GENERAL RELEASE

A. Each Loan Party on behalf of itself and any Person claiming by, through, or under such Loan Party acknowledges that it has no claim, counterclaim, setoff, action or cause of action of any kind or nature whatsoever (“Claims”) against all or any of the Agent, the Lenders or any of the Agent’s or the Lenders’ directors, officers, employees, agents, attorneys, financial advisors, legal representatives, successors and assigns (the Agent, the Lenders and their directors, officers, employees, agents, attorneys, financial advisors, legal representatives, successors and assigns are jointly and severally referred to as the “Lender Group”), that directly or indirectly arise out of or are based upon or in any manner connected with any Prior Event (as defined below), and such Loan Party hereby release the Lender Group from any liability whatsoever should any Claims nonetheless exist. As used herein the term “Prior Event” means any transaction, event, circumstances, action, failure to act or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun prior to the execution of this Amendment and occurred, existed, was taken, permitted or begun in accordance with, pursuant to or by virtue of any terms of this Amendment, the transactions referred to herein, the Credit Agreement and any Loan Document or oral or written agreement relating to any of the foregoing, including without limitation any approval or acceptance given or denied.

B. To the extent that the foregoing release in this Section 4 is a release as to which Section 1542 of the California Civil Code or similar provisions of other applicable law applies, it is the intention of the Loan Parties that such release shall be effective as a bar to any and all causes of action of whatsoever character, nature in kind, known or unknown, suspected or unsuspected, herein and above specified to be so barred. In furtherance of this intention, the Loan Parties hereby expressly waive any and all rights and benefits conferred upon them by the provisions of Section 1542 of the California Civil Code or similar provisions of other applicable law, and acknowledge that Section 1542 of the California Civil Code provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Section 5. ACKNOWLEDGEMENT AND CONSENT BY GUARANTORS

Each of Holdings and the other Guarantors hereby acknowledges that it has read this Amendment and consents to the terms thereof, and hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall not be impaired or affected and the Loan Documents to which such Loan Party is a party are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects. Each of the Guarantors further agrees that nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment to the Credit Agreement.

Section 6. MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the effective date of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof’ or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B. Fees and Expenses. Borrower acknowledge that all costs, fees and expenses as described in Section 9.3 of the Credit Agreement incurred by the Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrower.

C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PRINCIPLES WHICH WOULD RESULT IN THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION. Each party hereto agrees that Section 9.14 of the Credit Agreement shall apply to this Amendment.

E. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Borrower:

AMERICAN ADDICTION CENTERS, INC.

By:	/s/ Kirk R. Manz
Name: Kirk R. Manz
Title: Chief Financial Officer

Guarantors:

AAC HOLDINGS, INC.

By:	/s/ Kirk R. Manz
Name: Kirk R. Manz
Title: Chief Financial Officer

FORTERUS HEALTH CARE SERVICES, INC. ABTTC, INC. SAN DIEGO ADDICTION TREATMENT CENTER, INC.

By:	/s/ Kirk R. Manz
Name: Kirk R. Manz
Title: Chief Financial Officer

B&B HOLDINGS INTL LLC GREENHOUSE TREATMENT CENTER, LLC CONCORDE TREATMENT CENTER, LLC SINGER ISLAND RECOVERY CENTER LLC LEADING EDGE RECOVERY CENTER, LLC

By:	/s/ Michael T. Cartwright
Name: Michael T. Cartwright
Title: Manager

FITRX, LLC AAC LAS VEGAS OUTPATIENT CENTER, LLC AAC DALLAS OUTPATIENT CENTER, LLC ADDICTION LABS OF AMERICA, LLC PARALLAX CENTER, LLC

By: AMERICAN ADDICTION CENTERS, INC., its sole member

By:	/s/ Kirk R. Manz
Name: Kirk R. Manz
Title: Chief Financial Officer

CLINICAL REVENUE MANAGEMENT SERVICES, LLC

By: AAC HOLDINGS, INC., its sole member

By:	/s/ Kirk R. Manz
Name: Kirk R. Manz
Title: Chief Financial Officer

/s/ Michael Cartwright
Michael Cartwright

/s/ Jerrod Menz
Jerrod Menz

WELL FARGO BANK, NATIONAL ASSOCIATION, as Agent, L/C Issuer and Lender

By:	/s/ Alan Prohaska
Name: Alan Prohaska
Title: Vice President

Schedule 1 to First Amendment

Annex D

Letter of Credit

A. Letters of Credit. The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(i) any order, judgment or decree of any governmental authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the effective date of the First Amendment, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the effective date of the First Amendment and which the L/C Issuer in good faith deems material to it;

(ii) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer or the terms and conditions of the applicable Letter of Credit Application;

(iii) such Letter of Credit is in violation of the ISP or other applicable law or regulation; and

(iv) The L/C Issuer shall be under no obligation to amend any Letter of Credit, except in accordance with the terms hereof applicable to the issuance of a new Letter of Credit.

B. Procedures for Issuance and Amendment of Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the written request of Borrower, together with a letter of credit application, delivered to the L/C Issuer. Such request must be received by the L/C Issuer not later than 10:00 a.m., California Time, at least three (3) Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a letter of credit application for an initial issuance of a Letter of Credit, such request shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which date shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the account party thereunder, and (H) such other matters as the L/C Issuer may require. In the case of a letter of credit application for an amendment of any outstanding Letter of Credit, such application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which date shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

(ii) Immediately upon the issuance of each Letter of Credit, each Line of Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Line of Credit Lender’s pro rata share times the amount of such Letter of Credit. The Agent shall promptly notify each Line of Credit Lender upon the issuance of a Letter of Credit.

C. Drawings and Reimbursements; Funding of Participations; Interim Interest.

(i) Upon any drawing under any Letter of Credit, the L/C Issuer shall notify Borrower and the Agent of the amount to be paid by the L/C Issuer as a result of such drawing and the date on which payment is to be made by the L/C Issuer to the beneficiary of such Letter of Credit in respect of such drawing (an “Honor Date”). Not later than 12:00 p.m., California Time, on such Honor Date, Borrower shall reimburse the L/C Issuer through the Agent in an amount equal to the amount of such drawing, which may be effected through the debiting of one or more deposit accounts maintained with the Agent (and, Borrower agrees that L/C Issuer or the Agent, in its sole discretion, may debit any account maintained by Borrower with Wells Fargo for the amount of any such drawing); provided that Borrower have received notice of such payment by 10:00 a.m., California Time, on such Honor Date, otherwise Borrower shall make such payment not later than 12:00 p.m., California Time, on the Business Day immediately following the Honor Date (together with interest thereon). If Borrower fails to so reimburse the L/C Issuer by such time, the Agent shall promptly notify each Line of Credit Lender of the Honor Date, the amount of the unreimbursed drawing under any Letter of Credit (the “Unreimbursed Amount”), and such Line of Credit Lender’s pro rata share thereof. In such event, subject to Section 2.1 and the conditions set forth in Section 4.2 (other than the delivery of a Borrowing Notice), Borrower shall be deemed to have requested a Line of Credit Loan to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount. Any notice given by the L/C Issuer or the Agent pursuant to this Annex D may be given by telephone if immediately confirmed in writing; provided, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Line of Credit Lender shall upon any notice pursuant to Clause C(i) above make funds available to the Agent for the account of the L/C Issuer at the Agent’s office in an amount equal to its pro rata share of the Unreimbursed Amount not later than 12:00 p.m., California Time, on the Business Day specified in such notice by the Agent, whereupon, subject to the provisions of Section 2.1, each Line of Credit Lender that so makes funds available shall be deemed to have made a Line of Credit Loan to Borrower in such amount. The Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Line of Credit Loan because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from the L/C Issuer a L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate applicable to the Line of Credit Loans (including the default interest provided in the Line of Credit Note). In such event, each Line of Credit Lender’s payment to the Agent for the account of the L/C Issuer pursuant to Clause C(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Line of Credit Lender in satisfaction of its participation obligation under this Annex D.

(iv) [intentionally reserved].

(v) Each Line of Credit Lender’s obligation to make Line of Credit Loans or L/C Advances to reimburse the L/C Issuer for, or participate in, amounts drawn under Letters of Credit, as contemplated by this Clause C, shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Line of Credit Lender may have against the L/C Issuer, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Line of Credit Lender fails to make available to the Agent for the account of the L/C Issuer any amount required to be paid by such Line of Credit Lender pursuant to the foregoing provisions of this Clause C by the time specified in Clause C(ii), the L/C Issuer shall be entitled to recover from such Line of Credit Lender (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the daily federal funds rate from time to time in effect. A certificate of the L/C Issuer submitted to any Line of Credit Lender (through the Agent) with respect to any amounts owing under this Clause C(vi) shall be conclusive absent manifest error.

(vii) Upon any drawing under any Letter of Credit, unless the Borrower shall reimburse such Unreimbursed Amount in full on the date of such drawing, the unpaid amount thereof shall bear interest, for each day from and including the Honor Date to but excluding the date that Borrower reimburses such Unreimbursed Amount, including pursuant to this Clause C. Interest accrued pursuant to this Clause C(vii) shall be for the account of the L/C Issuer, except that interest accrued on and after the date of payment by the Line of Credit Lenders pursuant to this Clause C to reimburse the L/C Issuer shall be for the account of the Line of Credit Lenders to the extent of such payment.

D. Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Line of Credit Lender such Line of Credit Lender’s L/C Advance in respect of such payment in accordance with Clause C above, if the Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from Borrower or otherwise, including proceeds of cash collateral applied thereto by the Agent), or any payment of interest thereon, the Agent will distribute to such Line of Credit Lender its pro rata share thereof in the same funds as those received by the Agent.

(ii) If any payment received by the Agent for the account of the L/C Issuer pursuant to Clause C(i) is required to be returned, each Line of Credit Lender shall pay to the Agent for the account of the L/C Issuer its pro rata share thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Line of Credit Lender, at a rate per annum equal to the daily federal funds rate from time to time in effect.

E. Obligations Absolute. The obligation of Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Line of Credit Loan, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and the other Loan Documents under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of Borrower in respect of any Letter of Credit or any other amendment or waiver of, or any consent to departure from, all or any of the Loan Documents;

(iii) the existence of any claim, counterclaim, set-off, defense or other right that Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iv) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(v) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy Code or any other bankruptcy law;

(vi) the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;

(vii) any error in the transmission of any message relating to a Letter of Credit not caused by the L/C Issuer, or any delay or interruption in any such message;

(viii) any error, neglect or default of any correspondent of the L/C Issuer in connection with a Letter of Credit;

(ix) any consequence arising from acts of God, war, insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the L/C Issuer;

(x) the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the L/C Issuer in connection with a Letter of Credit;

(xi) any waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice Borrower,

(xii) any honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(xiii) any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date or, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable; and

(xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower.

Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower’s instructions or other irregularity, Borrower will immediately notify the L/C Issuer. Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

F. Role of L/C Issuer. Borrower and the Line of Credit Lenders agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Neither the Agent nor the L/C Issuer nor any of their respective affiliates, directors, officers, employees, agents or advisors nor any of the correspondents, participants or assignees of the L/C Issuer shall be liable to any Line of Credit Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or letter of credit application. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower from pursuing such rights and remedies as Borrower may have against the beneficiary or transferee at law or under any other agreement.

Neither the Agent nor the L/C Issuer nor any of their respective affiliates, directors, officers, employees, agents or advisors nor any of the correspondents, participants or assignees of the L/C Issuer shall be liable or responsible for any of the matters described in Clause E. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

G. Cash Collateral.

(i) Upon the request of the Agent, (x) as of the maturity date of the Line of Credit, if any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn or (y) upon the occurrence and during the continuation of an Event of Default, Borrower shall immediately cash collateralize the all obligations under this Agreement with respect to such Letter of Credit in an amount equal to 105% of the then aggregate outstanding amount of the L/C Obligations. Borrower hereby grant the Agent, for the benefit of the L/C Issuer and the Line of Credit Lenders, a lien on all such cash and deposit account balances as security for all obligations under this Agreement with respect to such Letter of Credit. The lien held by the Agent in such cash collateral to secure such obligations with respect to such Letter of Credit shall be released upon the satisfaction of each of the following conditions: (1) no Letters of Credit shall be outstanding or a backstop letter of credit satisfactory to the L/C Issuer have been issued with respect thereto, (2) all L/C Obligations shall have been repaid in full and (3) all Line of Credit Loans repaid in full.

(ii) Such cash collateral shall be maintained in blocked deposit accounts at Wells Fargo and may be invested in cash equivalents reasonably acceptable to the Agent. Such accounts must be subject to control agreements pursuant to which the Agent has “control,” as such term is used in the Uniform Commercial Code, sufficient to perfect on a first priority basis a security interest in such cash collateral.

H. Applicability of ISP98. Unless otherwise expressly agreed by the L/C Issuer and Borrower when a Letter of Credit is issued, the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) (the “ISP”) shall apply to each Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to Borrower for, and the L/C Issuer’s rights and remedies against Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade- International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

I. Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any letter of credit application with respect to any Letter of Credit, the terms hereof shall control.

J. Letter of Credit Fees. Borrower shall pay letter of credit fees in accordance with Section 2.04(d).